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                                                            EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 9 to Registration Statement No. 33-29292 of Comverse Technology, Inc. on Form S-8 of our report dated March 4, 1995, appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche L.L.P.

New York, New York
November 13, l995